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Exhibit 10.3

WAIVER AND SECOND AMENDMENT

        This WAIVER AND SECOND AMENDMENT ("Second Amendment"), dated as of July 23, 2002, is entered into by and among LOUISIANA-PACIFIC CORPORATION, a Delaware corporation (the "Borrower"), BANK OF AMERICA, N.A., as agent for the Lenders (the "Administrative Agent") and those financial institutions parties to the Credit Agreement as defined below (collectively, the "Lenders") signatory hereto.

RECITALS

        A.    The Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement dated as of November 15, 2001 (as amended or modified from time to time, the "Credit Agreement"), pursuant to which the Administrative Agent and the Lenders have extended certain credit facilities to the Borrower.

        B.    The Borrower and the Administrative Agent also executed that certain Security Agreement dated as of November 15, 2001 pursuant to which the Borrower granted to the Administrative Agent for the benefit of the Lenders a security interest in certain assets of the Borrower to secure the Borrower's Obligations under the Credit Agreement (the "Security Agreement").

        C.    The Borrower has reported to the Administrative Agent and the Lenders that Schedules 5.13 and 7.02 to the Credit Agreement need to be corrected and updated due to certain unintentional omissions and inaccuracies on such Schedules ("Schedule Inaccuracies"). The Borrower has asked the Lenders to amend Schedules 5.13 and 7.02 to the Credit Agreement to correct and update certain information and amend the Security Agreement in certain respects and, subject to the terms and conditions of this Second Amendment, the Lenders have agreed to do so.

        D.    The Borrower has reported to the Administrative Agent and the Lenders that the Borrower and its Subsidiary, LP Receivables Corporation ("LP Receivables") have unintentionally failed to comply with certain obligations under the Permitted Securitization (the "Securitization Non-Compliance Events"), as more fully described in the waiver, attached hereto as Exhibit A (the "Securitization Waiver"), with Wachovia Bank, N.A. ("Wachovia"), as Administrative Agent, Committed Bank and Liquidity Bank, and Blue Ridge Asset Funding Corporation, as Lender (the "Receivables Lender"). Pursuant to the Securitization Waiver, Wachovia, the Receivables Lender and LP Receivables waive all defaults and events of defaults under the Transaction Documents (as defined in the Permitted Securitization Credit and Security Agreement) arising from the Securitization Non-Compliance Events.

        E.    The Borrower has reported to the Administrative Agent and the Lenders that the Schedule Inaccuracies and the Securitization Non-Compliance Events may have resulted in defaults and cross-defaults under other agreements to which the Borrower and its Subsidiaries are a party, which consequence may have resulted in defaults under the Credit Agreement. The Borrower has requested the Administrative Agent and the Lenders waive any such defaults.

        F.    The Lenders are willing to waive certain Defaults and Events of Default under the Credit Agreement and to amend the Schedules to the Credit Agreement and the Security Agreement, subject to the terms and conditions of this Second Amendment.

        NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

          1.    Defined Terms.    Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement.

          2.    Defaults and Waiver.    shall mean:

            (a)  For purposes of this Second Amendment, the "Existing Defaults" shall mean:

                (i)  the Defaults and Events of Default existing on the date hereof under Section 6.03(a), Section 8.01(b), Section 8.01(c), Section 8.01(d) and Section 8.01(e) of the Credit Agreement solely as a result of the Schedule Inaccuracies and the Securitization Non-Compliance Events; and

              (ii)  the Defaults and Events of Default, including, without limitation, any Default or Event of Default under Section 8.01 (e) of the Credit Agreement, existing on the date hereof arising from any breaches, defaults, events of default or cross-defaults arising solely from the Schedule Inaccuracies and the Securitization Non-Compliance Events under each of the Forex Agreement, the Canadian Credit Facility, the Transaction Documents (as defined in the Permitted Securitization Credit and Security Agreement) and any other agreement to which the Borrower or any of its subsidiaries may be a party, provided, that, in the case of any such agreement, the breaches, defaults, events of default or cross defaults arising solely from the Schedule Inaccuracies and the Securitization Non-Compliance Events under such agreement have been cured or have been waived by all parties necessary to effectuate a valid and binding waiver of such breaches, defaults, events of default or cross defaults.

            (b)  Subject to and upon the terms and conditions hereof, the Lenders hereby waive the Existing Defaults. Without limiting the foregoing, the Lenders agree that no Obligation shall bear interest at the Default Rate, and the Borrower shall not be obligated to pay any such interest, as a result of any Existing Default.

            (c)  Nothing contained herein shall be deemed a waiver of (or otherwise affect the Administrative Agent's or the Lenders' ability to enforce) any Default or Event of Default (other than the Existing Defaults), including without limitation (i) any Default or Event of Default (other than the Existing Defaults) as may now or hereafter exist and arise from or otherwise be related to the Existing Defaults (including without limitation any cross-default arising under the Credit Agreement (other than the Existing Defaults) by virtue of any matters resulting from the Existing Defaults), and (ii) any Default or Event of Default (other than the Existing Defaults) existing at any time after the Effective Date (as defined below) and which is the same as any of the Existing Defaults.

          3.    Amendments to the Credit Agreement.    Schedule 2.01 to the Credit Agreement is amended and restated as set forth on Replacement Schedule 2.01 attached hereto to reflect decreases in each Lender's Commitment resulting from mandatory prepayments made by the Borrower pursuant to the Credit Agreement. Schedules 5.13 and 7.02 to the Credit Agreement are amended and restated as set forth in Replacement Schedules 5.13 and 7.02 attached hereto.

          4.    Amendment to the Security Agreement.    Section 4.1 (a) of the Security Agreement is amended to read as follows:

      "(a) keep all the Inventory (other than inventory sold in the ordinary course of business or inventory in transit in the ordinary course of business to or between the locations of the Grantor specified in Item A of Schedule I or to purchasers of such inventory) at the places therefor specified in Section 3.1 and the office(s) where it keeps its records concerning the Inventory located at the addresses set forth on Item B of Schedule I or at such other places in a jurisdiction where all representations and warranties set forth in Article III (including Section 3.5) shall be true and correct, and all action required pursuant to Section 4,5 shall have been taken with respect to the Inventory, and to deliver not more than thirty days after the end of each fiscal quarter a report in form and substance satisfactory to the Agent which discloses the locations of all places where Inventory is stored; and

          5.    Representations and Warranties.    The Borrower hereby represents and warrants, as of the Effective Date (as defined below), to the Administrative Agent and each of the Lenders as follows:

            (a)  Other than the Existing Defaults, no Default or Event of Default has occurred and is continuing.

            (b)  The execution, delivery and performance by the Borrower of this Second Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Credit Agreement as amended by this Second Amendment constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms, without defense, counterclaim or offset except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability whether enforcement is sought in a proceeding at law or in equity.

            (c)  After giving effect to this Second Amendment, all representations and warranties made by it contained in the Credit Agreement are true and correct as though made on and as of the Effective Date (as defined in Section 6 below) (except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct as of such earlier date; and, with respect to Section 5.13(c)(i), except to the extent disclosed on Schedule 1 hereto).

            (d)  It is entering into this Second Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Administrative Agent, the Lenders (except for performance of the terms hereof applicable to them) or any other person.

          6.    Effective Date.    This Second Amendment will become effective as of the date first written above (the "Effective Date"), provided that the Administrative Agent has received each of the following:

            (a)  an original or facsimile of this Second Amendment, duly executed by the Required Lenders and the Borrower;

            (b)  a consent and waiver, duly executed by the Borrower, Bank of America, N.A. and Canadian Imperial Bank of Commerce (together with Bank of America, N.A., "Forex Lenders") as parties to the Forex Agreement whereby the Forex Lenders shall have consented to the Second Amendment, agreed that any provisions of the Credit Agreement which are incorporated by reference into the Forex Agreement are amended as set forth herein and waived each breach or default arising under the Forex Agreement and all other documents related thereto from the Existing Defaults;

            (c)  a waiver, duly executed by the Borrower and Royal Bank of Canada as parties to the Canadian Credit Facility whereby such parties shall have waived each breach or default arising under the Canadian Credit Facility and all other documents related thereto from the Existing Defaults; and

            (d)  a Securitization Waiver, duly executed by each party thereto.

          7.    Reservation of Rights.    The Borrower acknowledges and agrees that neither the Administrative Agent's nor the Lenders' forbearance in exercising their rights and remedies in connection with the Existing Defaults nor the execution and delivery by the Administrative Agent and the Lenders of this Second Amendment, shall be deemed (i) to create a course of dealing or otherwise obligate the Administrative Agent or the Lenders to forbear or execute similar waivers under the same or similar circumstances in the future or (ii) to waive, relinquish or impair any right of the Administrative Agent or the Lenders to receive any indemnity or similar payment from any person or entity as a result of any matter arising from or relating to the Existing Defaults.

          8.    Miscellaneous.

            (a)  All terms, covenants and provisions of the Credit Agreement, after giving effect to this Second Amendment, are and shall remain in full force and effect, and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Waiver and Amendment. This Waiver and Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

            (b)  This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Second Amendment.

            (c)  This Second Amendment shall be governed by, and construed in accordance with, the law of the State of New York made and to be performed entirely within such state; provided that the Administrative Lender and each Lender shall retain all rights arising under federal law.

            (d)  This Second Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Second Amendment supersedes all prior drafts and communications with respect thereto. This Second Amendment may not be amended except in accordance with the provisions of Section 10.01 of the Credit Agreement,

            (e)  This Second Amendment may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

            (f)    If any term or provision of this Second Amendment is deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Second Amendment or the Credit Agreement, respectively.

            (g)  The Borrower covenants to pay or reimburse the Administrative Agent and the Lenders, upon demand, for all reasonable costs and expenses (including, without limitation, allocated costs of in-house counsel) incurred in connection with the development, preparation, negotiation, execution and delivery of this Second Amendment.

    [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Second Amendment as of the date first above written.

LOUISIANA-PACIFIC CORPORATION, as the Borrower
By:	/s/ CURTIS M. STEVENS
Name:	Curtis M. Stevens
Title:	EVP & CFO
BANK OF AMERICA, N.A., as Administrative Agent, an L/C Issuer and a Lender
By:	/s/ MICHAEL BALOK
Name:	Michael Balok
Title:	Managing Director
ROYAL BANK OF CANADA, as Documentation Agent and a Lender
By:	/s/ CHRIS ABE
Name:	Chris Abe
Title:	Manager
THE BANK OF NOVA SCOTIA, as a Lender
By:	/s/ DARYL K. HOGGE
Name:	Daryl K. Hogge
Title:	Director
WACHOVIA BANK, N.A., as Syndication Agent and a Lender
By:	/s/ SHAWN JANKO
Name:	Shawn Janko
Title:	Vice President
EXPORT DEVELOPMENT CANADA, (formerly known as EXPORT DEVELOPMENT CORPORATION), as a Lender
By:	/s/ SAMUEL ASIEDER
Name:	Samuel Asieder
Title:	Asset Management
By:	/s/ ROBERT PELLETIER
Name:	Robert Pelletier
Title:	Asset Management

REPLACEMENT SCHEDULE 2.01
COMMITMENTS AND PRO RATA SHARES

Lender	Commitment	Pro Rata Share
BANK OF AMERICA, N.A.	$49,320,628.21	26.315789478%
WACHOVIA BANK, N.A.	$49,320,628.20	26.315789472%
ROYAL BANK OF CANADA	$49,320,628.20	26.315789472%
TAE BANK OF NOVA SCOTIA	$29,592,376.92	15.789473683%
EXPORT DEVELOPMENT CANADA	$9,864,125.64	5.263157894%

TOTAL	$187,418,387.17	100.00000000%

REPLACEMENT SCHEDULE 5.13
5.13(c) ERISA Compliance

        The Company sponsors the Louisiana-Pacific Corporation Retirement Account Plan. Originally this was a defined benefit pension plan covering certain hourly employees of LP. Effective January 1, 2000, this was converted to a cash balance plan covering most non-bargained employees. As of January 1, 2002, on an ongoing basis, the Plan has a surplus of approximately $1,000,000. As of January l, 2002, on a plan termination basis, the Plan has an unfunded liability of approximately $29,000,000.

        The Company sponsors the ABTco, Inc. Retirement Plan. This is a defined benefit plan covering bargained and non-bargained employees of ABTco. As of January 1, 2002, on an ongoing basis, the Plan has a surplus of approximately $1,000,000. As of January 1, 2002, on a plan termination basis, the Plan has an unfunded liability of approximately $14,000,000.

SCHEDULE 7.02
EXISTING INVESTMENTS(1)
LOUISIANA-PACIFIC CORPORATION

(1)
Investments listed on this schedule that apply to wholly-owned Foreign Subsidiaries are listed to indicate that such existing investments do not count towards the $50,000,000 limit on investments in Foreign Subsidiaries contained in Section 7.02(j) of the Credit Agreement.

Guaranties

1.
All guaranties listed on Schedule 7.03

Joint Venture Arrangements

2.
Bridge loan to Samoa Pacific Cellulose, LLC ("Samoa"), pursuant to the Bridge Loan Agreement between Samoa and Louisiana-Pacific Corporation ("LPC"), dated February 21, 2001.

3.
Investment in Louisiana-Pacific Coillte Ireland pursuant to the Joint Venture Agreement between LPC and Coillte Teorantia, dated September 14, 1993 or otherwise.

4.
Investment in Louisiana-Pacific Chile S.A, pursuant to the Joint Venture Agreement entered into May 21, 1999 among Bomasil S.A., LPC and Louisiana-Pacific South America S.A. otherwise.

Foreign Subsidiaries

5.
Louisiana-Pacific Canada Pulp Co.

6.
3047525 Nova Scotia Company

7.
3047526 Nova Scotia Company

8.
Louisiana-Pacific Canada Ltd.

9.
Louisiana-Pacific B.C. Forest Products Limited

10.
LP Engineered Wood Products Ltd.

11.
Louisiana Pacific de Mexico, S.A. de C.V.

12.
Louisiana-Pacific, S.A. de C.V.

13.
Louisiana-Pacific Coillte Ireland Limited

14.
L-P Foreign Sales Corporation

15.
Louisiana-Pacific South America S.A.

Other Investments

16.
Investment in LP Receivables Corporation

17.
Investment in LPS Corporation

18.
Investment in Louisiana-Pacific Timber Company

19.
Timber Notes Receivables

20.
Loans to executive officers and other executives under the Executive Loan Program for the purchase of the Borrower's Common Stock

LOUISIANA-PACIFIC CANADA LTD.

Joint Venture Arrangements

1.
Investment in Slocan-LP OSB Corp. ("Slocan"; formerly known as 600720 B.C. Ltd.) pursuant to the Shareholders Agreement among Slocan Forest Products Ltd., Louisiana-Pacific Canada Ltd. and Slocan, dated June 23, 2000 or otherwise.

Subsidiaries

2.
Louisiana-Pacific B.C. Forest Products Limited

3.
LP Engineered Wood Products Ltd.

LOUISIANA-PACIFIC TIMBER COMPANY

Investment in L-PSPV, Inc.

LPS CORPORATION

Investment in Samoa Pacific Cellulose

Investment in LPS II Corporation

Investment in L-P Redwood, LLC

LPS II CORPORATION

Investment in Samoa Pacific Cellulose

L-P REDWOOD,-LLC

Investment in L-P SPV2, LLC

GREENSTONE INDUSTRIES, INC.

Investment in US Green Fiber LLC pursuant to the Limited Liability Company Agreement of US Green Fiber LLC or otherwise.

LOUISIANA-PACIFIC LIMITED PARTNERSHIP

Subsidiary

Louisiana-Pacific Canada Ltd.

3047525 NOVA SCOTIA COMPANY

Subsidiary

Investment in Louisiana-Pacific Limited Partnership.

3047526 NOVA SCOTIA COMPANY

Subsidiary

Louisiana-Pacific Limited Partnership

LOUISIANA-PACIFIC SOUTH AMERICA S.A.

Subsidiary

Louisiana-Pacific Chile, S.A.

INVESTMENTS IN FORM OF INTER-COMPANY LOANS

Investments in form of inter-company indebtedness, as listed on Exhibit C to Schedule 7.03.

SCHEDULE 1

        On May 4, 2002, the Company announced a program of facility sales and closures that to the extent implemented may result in a reduction under ERISA Section 4043(c)(3) of more than 24 percent of the active participants in 2002 or 2003, or more than 25 percent of the active participants in 2002 and 2003, in either or both of the Louisiana-Pacific Corporation Retirement Account Plan or the ABTco. Inc. Retirement Plan.

        As such, it would be a Reportable Event, unless the 30 day notice period has been waived under 29 CFR Section 4043.23(c)(2) or (3). It is not presently known whether either such waiver will apply and thus it is not presently certain that either such event would be a Reportable Event under the Credit Agreement. Such participant reductions may constitute a partial termination of either or both such Plans, in which event the affected participants must under tax qualified plan law be vested to the extent their benefits are funded. The Company has decided to fully vest the affected participants who are not already vested, by Plan amendment, instead of incurring the substantial administrative expenses and uncertainties of a vesting to the extent funded determination.

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  Exhibit 10.3
WAIVER AND SECOND AMENDMENT
RECITALS
REPLACEMENT SCHEDULE 2.01 COMMITMENTS AND PRO RATA SHARES
REPLACEMENT SCHEDULE 5.13 5.13(c) ERISA Compliance
SCHEDULE 7.02 EXISTING INVESTMENTS(1) LOUISIANA-PACIFIC CORPORATION
LOUISIANA-PACIFIC CANADA LTD.
LOUISIANA-PACIFIC TIMBER COMPANY
LPS CORPORATION
LPS II CORPORATION
L-P REDWOOD,-LLC
GREENSTONE INDUSTRIES, INC.
LOUISIANA-PACIFIC LIMITED PARTNERSHIP
3047525 NOVA SCOTIA COMPANY
3047526 NOVA SCOTIA COMPANY
LOUISIANA-PACIFIC SOUTH AMERICA S.A.
INVESTMENTS IN FORM OF INTER-COMPANY LOANS
SCHEDULE 1